PROMISSORY NOTE

DATE: February 1, 2012

PLACE: ATHENS GREECE

MATURITY DATE: July 1, 2012

FOR VALUE RECEIVED, Acrongenomics, Inc., promise to pay after the period of five (5) months to Vasilios Galazios with an address of
, the principal sum of Thirty Thousand Euros (30,000 E), together with interest thereon at a rate equal to Eight (8%) percent per annum compounded monthly, until the balance of principal and interest outstanding shall be paid in full. The borrower agrees to pay the interest on the note on a quarterly basis.

Interest shall accrue and be payable before and after maturity and before and after default and before and after judgment, with interest on overdue at the same rate as aforesaid.

Provided that in the event of default hereunder Vasilios Galazios may, in its sole discretion, make notice and demand the whole or any part of the principal and interest secured hereby, to be immediately due and payable.

As security for the loan, the undersigned agrees to provide:

- Guarantee signed by the corporation and approved by the Board of Directors'

The undersigned hereby waive presentment, notice of dishonor, protest and notice of protest on this note.

DATED effective the 1st day of February 2012.

The Directors' have signed and have accepted the above on behalf of Acrongenomics, Inc.

Per /s/ Evan Manolis
Evan Manolis

Per: /s/ Platon Tzouvalis
Platon Tzouvalis

Per: /s/ Manos Topoglidis
Manos Topoglidis